UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On April 20, 2010, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of $450 million aggregate principal amount of 3.200% Senior Notes due 2015 (the “2015 Notes”) and $300 million aggregate principal amount of 4.700% Senior Notes due 2020 (the “2020 Notes” and together with the 2015 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission.
     The Company expects that the net proceeds from the sale of the Notes will be approximately $741.8 million after deducting underwriting discounts and estimated offering expenses. The Company intends to use up to $226.5 million of the net proceeds of the offering to redeem or to settle in cash upon conversion outstanding Floating Rate Convertible Senior Debentures due 2033. The Company intends to use approximately $515.3 million of the net proceeds of the offering to redeem all of the outstanding 6 1/8% Senior Subordinated Notes due 2015 on July 1, 2010, at 103.063% of principal amount. The Company intends to use any proceeds remaining from the sale of the Notes after the redemptions and conversion settlements for general corporate purposes.
     The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture to be dated as of April 27, 2010 between the Company and the Trustee.
     The Company also entered into interest rate swaps with respect to the 2015 Notes. The swaps will effectively convert the fixed rate on the 2015 Notes to a floating rate equal to 6-month LIBOR plus 45.12 basis points.
     The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated April 20, 2010, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: April 22, 2010	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 20, 2010, among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).